UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2016

Sagent Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-35144

Delaware	98-0536317
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1901 N. Roselle Road, Suite 700, Schaumburg, Illinois 60195

(Address of principal executive offices, including zip code)

(847) 908-1600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On February 25, 2016, Sagent Pharmaceuticals, Inc. (the “Company”) announced that Frank Harmon had been appointed to the newly created role of Executive Vice President, Global Operations, effective March 14, 2016. In this newly created role, Mr. Harmon will oversee the Company’s Global Operations which includes Product Development, R&D, Regulatory, Global Alliance Management, and Supply Chain functions, with oversight support of the Quality organization.

Mr. Harmon, 61, has served as Vice President, Operations of Nesher Pharmaceuticals USA, a wholly-owned subsidiary of Zydus Pharmaceuticals, since 2014. Prior to joining Nesher, Mr. Harmon was Chief Operating Officer and Executive Vice President of Fresenius Kabi USA, which he joined in 2006. He earned a master’s degree in business administration from Saint Louis University and holds a bachelor’s degree in science from Western Kentucky University.

Mr. Harmon was not selected pursuant to any arrangement or understanding between him and any other person. Mr. Harmon has no family relationships with any of the Company’s directors or executive officers. There have been no related person transactions between Sagent and Mr. Harmon reportable under Item 404(a) of Regulation S-K.

Pursuant to the Company’s employment agreement with Mr. Harmon (the “Employment Agreement”), Mr. Harmon will be entitled to an annual base salary of $325,000. He will also be eligible to participate in the Company’s annual bonus program. Mr. Harmon’s annual target award opportunity under the annual bonus program is equal to 40% of his salary, or $130,000 (pro-rated) in 2016. He will also receive an initial grant of stock options and restricted stock, each in the amount of approximately $120,000 and totaling approximately $240,000 in aggregate, with each grant vesting over a four-year period in the amount of 25% annually on the anniversary of the grant date. In addition, Mr. Harmon will receive a one-time payment of $85,000 in 2016 as compensation for relocating to the Chicago, Illinois area. Mr. Harmon is also eligible for other benefits consistent with those received by the Company’s other executives.

Item 8.01 Other Events

On February 25, 2016, the Company issued a press release announcing the appointment described in Item 5.02(c) above. A copy of that press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is being furnished with this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Sagent Pharmaceuticals, Inc. Press Release, dated February 25, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAGENT PHARMACEUTICALS, INC.

Date: February 25, 2016		/s/ Michael Ward
	Name:	Michael Ward
	Title:	Deputy General Counsel, Senior Compliance Officer and Corporate Secretary